Exhibit 10.4

Invoice for gary henrie

Amount $1,200.00

Name of bank:	ZIONS FIRST NATIONAL BANK
133 EAST 1400 NORTH
lOGAN, UTAH 84341

aba routing no.	124000054

Name of account:	GARY R. HENRIE client trust

ACCOUNT NO.	xxxxxxxx

SWIFT NO.	xxxxxxxx